UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2019

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust Street Des Moines, IA		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if they registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Incentive Plan

On March 11, 2019, the Federal Home Loan Bank of Des Moines (the “Bank”) received a non-objection letter from the Federal Housing Finance Agency (“FHFA”) concerning the Bank's 2019 Incentive Plan (“2019 Plan”). The 2019 Plan had previously been approved by the Bank's Board of Directors (“Board”), subject to receipt of the FHFA's non-objection. The 2019 Plan is effective retroactively to January 1, 2019. Most full-time and part-time employees, including the Bank’s named executive officers as identified in the Bank's Form 10-K expected to be filed with the SEC on or before March 31, 2019 (the “Named Executive Officers”), are eligible to participate in the 2019 Plan.

Notwithstanding the formulaic method for determining awards under the 2019 Plan, actual payouts under the 2019 Plan are subject to the review and approval of the Human Resources and Compensation Committee (“Compensation Committee”) of the Board, and the review and non-objection of the FHFA. The Compensation Committee may amend the goals and/or related award opportunities at any time in 2019, subject to the review and non-objection of the FHFA. The goals and/or related award opportunities under the 2019 Plan may also be amended based on any recommendations received from the FHFA. The 2019 Plan is summarized below.

Under the 2019 Plan, incentive award opportunities for Bank-wide performance goals (“Bank-wide Goals”) and individual/team performance goals (“Individual Goals”) are based upon established “threshold,” “target” and “maximum” award levels. Eligible employees are assigned an incentive compensation award opportunity expressed as a percentage of the employee's base salary in 2019. The Bank-wide Goals are based on certain measures of success as set forth in the Bank’s 2019-2023 Strategic Business Plan, and are as follows:

•	Members (25% total weight) with two measures: Growth of Qualifying Advances, Letters of Credit, and Acquired Member Assets (10% weight) and Advance Penetration ratio (15% weight).

•	Risk (20% total weight) measured by the effectiveness of the Bank’s overall management of risk.

•	Operations (20% total weight) measured by the Operational Excellence Projects goals.

•	Finance (25% total weight) measured by the spread between Adjusted Return on Capital Stock and Average 3-month LIBOR.

•	People (10% total weight) measured by the Diversity and Inclusion goals.

Individual Goals under the 2019 Plan are generally tied to the Bank's Strategic Business Plan.

For the Bank's Named Executive Officers, the overall incentive award opportunity under the 2019 Plan is weighted 100% on overall Bank-wide Goals. With respect to the Bank's President and Chief Executive Officer, the 2019 Plan incentive award opportunity is between 50% (threshold) and 100% (maximum) of base salary, with a target of 85%. For the Bank's executive team and Chief Information Security Officer, the 2019 Plan incentive award opportunity is between 40% (threshold) and 80% (maximum) of base salary, with a target of 60%, and for the Bank's senior vice presidents, the 2019 Plan incentive award opportunity is between 20% (threshold) and 60% (maximum) of base salary, with a target of 40%.

For the Bank's Named Executive Officers and certain other officers, the 2019 Plan requires a percentage of the incentive award to be deferred for three years following the end of the performance plan period (to be paid out in 2023). For the Named Executive Officers, 50% of those incentive awards will be deferred. However, the payout opportunity for deferred payouts will be subject to a market value of capital stock (MVCS) modifier, as follows:

•	If the average quarterly MVCS for 2022 is less than $100 per share, there will be no deferred award payout.

•	For every three dollars that the average quarterly MVCS for 2022 exceeds $100 per share, one percentage point will be added to the multiplier of 100% up to a maximum multiplier of 110%.

The above description of the 2019 Plan is qualified in its entirety by reference to the complete text of the 2019 Plan, which is included as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 10.1        Federal Home Loan Bank of Des Moines 2019 Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

March 14, 2019	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	2019 Incentive Plan